Exhibit 99.1

Rockwood Reports Second Quarter 2013 Results

Highlights

•                  Adjusted EBITDA - $166 million versus $221 million primarily attributable to weak Titanium Dioxide Pigments performance

•                  Adjusted EPS - $0.73 per share versus $1.24 per share

•                  Entered into definitive agreements on June 14th to sell our Advanced Ceramics business for EUR 1.49 billion and on July 26th to sell our Clay-based Additives business for USD 635 million

•                  Repurchased 1.96 million shares at an average price of $64.89 per share

Princeton, New Jersey; August 5, 2013 — Rockwood Holdings, Inc. (NYSE: ROC) today reported net income of $32.3 million, or $0.41 per share for the second quarter of 2013, which included other net charges of $25.5 million, primarily related to the non-core business sales process, particularly Advanced Ceramics and Clay-based Additives, as compared to $224.9 million, or $2.81 per share for the same period in the prior year, which included other net benefits of $125.8 million, primarily related to the reversal of a majority of our federal tax valuation allowance.

Excluding these other net charges and benefits, adjusted net income was $57.8 million, or $0.73 per share, in the second quarter of 2013 compared to $99.1 million, or $1.24 per share, for the same period in the prior year. Quarter on quarter performance was down primarily due to Titanium Dioxide Pigments, which more than offset improved results from Surface Treatment, the Advanced Ceramics medical business and Lithium.

For the six months ended June 30, 2013, net income was $51.2 million, or $0.64 per share, which included other net charges of $61.0 million, as compared to $300.7 million, or $3.76 per share for the prior year, which included other net benefits of $103.0 million.

Excluding these other net charges and benefits, adjusted net income was $112.2 million, or $1.41 per share, in the six months ended June 30, 2013, versus $197.7 million, or $2.47 per share for the same period in the prior year.  Year on year performance was lower from weak results from Titanium Dioxide Pigments, partially offset by improved results from Surface Treatment, Lithium and the Advanced Ceramics medical business.

Free cash flow for the second quarter 2013 was $19.8 million compared to $39.0 million in same period in the prior year. The second quarter benefited from significant improvement in working capital offset by lower earnings, higher cash taxes, cash interest and capital expenditures. Capital expenditures were higher largely due to the expansion of our lithium carbonate facility in Chile.

Table 1: Second Quarter and YTD Financial Highlights

			% Change				% Change
				Constant				Constant
($ in millions; except per share amounts)	Q2 2013	Q2 2012	Total	Currency	YTD 2013	YTD 2012	Total	Currency
Net sales	$822.3	$762.8	7.8%	7.2%	$1,614.0	$1,527.7	5.6%	5.4%
Net sales (including discontinued operations)	972.3	905.6	7.4%	6.6%	1,906.9	1,815.1	5.1%	4.7%
Adjusted EBITDA from continuing operations	116.1	173.4	(33.0)%	(33.5)%	237.8	362.0	(34.3)%	(34.5)%
Total Adjusted EBITDA	165.7	221.1	(25.1)%	(25.8)%	333.9	456.0	(26.8)%	(27.2)%
Net income	32.3	224.9	(85.6)%		51.2	300.7	(83.0)%
Diluted EPS	0.41	2.81	(85.4)%		0.64	3.76	(82.9)%
Net income - as adjusted	57.8	99.1	(41.7)%		112.2	197.7	(43.2)%
Diluted EPS - as adjusted	0.73	1.24	(41.1)%		1.41	2.47	(42.7)%
Cash flow provided by operating activities	85.4	100.9	(15.4)%		134.2	146.6	(8.5)%
Capital expenditures, net	(64.7)	(61.4)	5.4%		(123.5)	(126.2)	(2.1)%
Free cash flow	19.8	39.0	(49.2)%		14.3	18.4	(22.3)%

Seifi Ghasemi, Chairman and Chief Executive Officer, commented, “Our core Lithium and Surface Treatment business segments performed well within expectations, delivering improved quarter on quarter Adjusted EBITDA performance and strong margins of 39% and 23%, respectively.  These results however, were overshadowed, as we had indicated on our April 30 first quarter earnings call, by continued weak performance from the Titanium Dioxide Pigments business.  Our Performance Additives segment did not perform to our expectations due to a slow recovery in consumer discretionary spending for remodeling activities and weaker starts of new homes impacted by both economic and adverse weather conditions in the US.

We have made significant progress in implementing our stated goal to divest non-strategic businesses by entering into definitive agreements to sell our Advanced Ceramics and Clay-based Additives businesses at very attractive multiples.”

Business Segment Review

Second quarter and year-to-date net sales and Adjusted EBITDA results, as compared with the same period a year ago, are summarized below:

Table 2: Net Sales

			% Change				% Change
				Constant				Constant
($ in millions)	Q2 2013	Q2 2012	Total	Currency (a)	YTD 2013	YTD 2012	Total	Currency (a)
Lithium	$125.7	$124.6	0.9%	1.8%	$244.2	$239.3	2.0%	2.9%
Surface Treatment	191.2	183.8	4.0%	3.9%	375.7	372.4	0.9%	1.2%
Performance Additives	192.9	205.5	(6.1)%	(6.1)%	370.0	402.0	(8.0)%	(7.9)%
Titanium Dioxide Pigments	275.8	211.7	30.3%	27.9%	548.9	436.8	25.7%	24.2%
Corporate and other	36.7	37.2	(1.3)%	(3.0)%	75.2	77.2	(2.6)%	(3.8)%
Net sales	822.3	762.8	7.8%	7.2%	1,614.0	1,527.7	5.6%	5.4%
Discontinued operations - Advanced Ceramics	150.0	142.8	5.0%	3.3%	292.9	287.4	1.9%	0.8%
Total (including discontinued operations)	$972.3	$905.6	7.4%	6.6%	$1,906.9	$1,815.1	5.1%	4.7%

Table 3: Adjusted EBITDA

			% Change				% Change
				Constant				Constant
($ in millions)	Q2 2013	Q2 2012	Total	Currency (a)	YTD 2013	YTD 2012	Total	Currency (a)
Lithium	$49.0	$48.1	1.9%	0.8%	$95.9	$92.5	3.7%	3.0%
Surface Treatment	43.4	39.0	11.3%	10.8%	82.9	78.7	5.3%	5.2%
Performance Additives	39.3	38.3	2.6%	2.6%	75.1	77.1	(2.6)%	(2.5)%
Titanium Dioxide Pigments	(9.5)	54.8	(117.3)%	(117.5)%	(0.9)	130.4	(100.7)%	(100.8)%
Corporate and other	(6.1)	(6.8)	10.3%	10.3%	(15.2)	(16.7)	9.0%	8.4%
Adjusted EBITDA continuing operations	116.1	173.4	(33.0)%	(33.5)%	237.8	362.0	(34.3)%	(34.5)%
Discontinued operations - Advanced Ceramics	49.6	47.7	4.0%	2.1%	96.1	94.0	2.2%	1.0%
Total (including discontinued operations)	$165.7	$221.1	(25.1)%	(25.8)%	$333.9	$456.0	(26.8)%	(27.2)%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. For the three and six months ended June 30, 2013 and 2012, the average rate of exchange of the Euro to the U.S. dollar is $1.31 and $1.28, respectively, and $1.31 and $1.30, respectively.  For further details, see Appendix Table A-1.

Second Quarter Segment Drivers

Lithium: Net Sales and Adjusted EBITDA increased 0.9% and 1.9%, respectively.

•                  Net sales and Adjusted EBITDA increased primarily from higher volumes of lithium carbonate, lithium hydroxide and specialty salts, partially offset by lower selling prices and lower volumes for potash and battery products.

Surface Treatment: Net Sales and Adjusted EBITDA increased 4.0% and 11.3%, respectively.

•                  Net sales increased primarily due to higher selling prices and increased volumes, particularly driven by higher automotive OEM and general industrial applications.

•                  Adjusted EBITDA increased from higher net sales and lower raw material costs, partially offset by higher selling, general and administrative costs.

Performance Additives: Net Sales decreased 6.1%, while Adjusted EBITDA increased 2.6%.

•                  Net sales decreased primarily due to lower volumes from timber treatment chemicals, coatings applications and construction in Europe in Color Pigments and Services, partially offset by higher volumes from North American oil and natural gas drilling and improved construction volumes in the U.S.

•                  Adjusted EBITDA improved slightly primarily due to favorable fixed cost absorption, lower distribution and freight costs and lower selling, general and administrative costs, partially offset by lower net sales.

Titanium Dioxide Pigments: Net Sales increased 30.3%, while Adjusted EBITDA decreased 117.3%.

•                  Net sales benefited from higher volumes due to the acquisition of certain crenox GmbH assets in July 2012 and improved demand in most applications, partially offset by lower selling prices.

•                  Adjusted EBITDA decreased primarily from lower selling prices and continued lower fixed cost absorption related to lower production levels to reduce inventory, partially offset by improved volumes.

Discontinued Operations — Advanced Ceramics: Net Sales and Adjusted EBITDA increased 5.0% and 4.0%, respectively.

•                  Net sales and Adjusted EBITDA increased primarily from higher volumes of medical ceramics.

Outlook

Commenting on the outlook, Mr. Ghasemi said, “For the second half of the year, we expect our Lithium and Surface Treatment businesses to continue to show growth and maintain strong margins. Further, we believe that our Titanium Dioxide business will achieve a turn-around with Adjusted EBITDA margins trending in excess of 10%.”

Mr. Ghasemi added, “And with a key priority of maximizing shareholder value, we will continue with our unrelenting focus on evaluating all of our options with respect to the remaining non-strategic businesses.”

Conference Call and Webcast

On Monday, August 5, 2013 at 11:00 am EDT, Rockwood Holdings plans to host its conference call and webcast to discuss these results.

To access this conference call, the dial-in number in the U.S. is (800) 553-5260, and the international dial-in number is (612) 332-7516. No access code is needed for either call. A listen-only, live webcast of the conference call will also be available at www.rocksp.com. Materials for the call, including the earnings release and presentation, will be available for download on the company’s website on the morning of the call. For persons unable to listen to the live conference call or webcast, a webcast replay of the call will be available on Rockwood’s website.

Contact:	Nahla A. Azmy
nazmy@rocksp.com
Phone: 609-524-1109

* * *

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,200 people and annual net sales of $3.5 billion in 2012. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

* * *

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, net sales including sales from discontinued operations, free cash flow and net income/diluted earnings per share excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the Company’s senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such bonuses, options and restricted stock units are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net income attributable to Rockwood Holdings, Inc. shareholders to Adjusted EBITDA is contained in this press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts).

Net sales including sales from discontinued operations is not intended to be an alternative for net sales. Management believes that net sales including sales from discontinued operations is meaningful to investors because it provides a view of the Company with respect to its operating results.

Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow is defined as net cash from operating activities, less capital expenditures, net of proceeds from government grants received, and other items (including, among others, the cash impact of adjustments made to Adjusted EBITDA under our senior secured credit agreement). Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity. However, a limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may provide investors a comparable view of our performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities of continuing operations, with free cash flow within its earnings release and by providing a reconciliation that shows and describes the adjustments made. A reconciliation of net cash provided by operating activities to free cash flow is provided in the accompanying tables.

Neither net income excluding certain items nor diluted earnings per share excluding certain items is intended to be an alternative for net income or diluted earnings per share. Management believes that net income and diluted earnings per share excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results.

Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

* * *

This press release contains, and management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements.  Words such as “may,” “will,” “should,” “could,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “predicts” and “outlook” and similar words and expressions are intended to identify forward-looking statements. Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, our future Adjusted EBITDA and free cash flows, our share repurchase plans and our strategic initiatives.  Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; changes in general economic conditions in North America and Europe and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information securities and the risks, uncertainties and other factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood’s Form 10-K for the year ended December 31, 2012 and other periodic reports filed with or furnished to the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

* * *

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Net sales	$822.3	$762.8	$1,614.0	$1,527.7
Cost of products sold	621.2	505.2	1,203.0	990.1
Gross profit	201.1	257.6	411.0	537.6

Selling, general and administrative expenses	154.7	139.7	300.3	287.4
Restructuring and other severance costs	2.7	3.6	9.7	17.8
Asset write-downs and other	4.7	0.2	4.8	0.2
Operating income	39.0	114.1	96.2	232.2

Other expenses, net:
Interest expense, net (a)	(23.4)	(15.0)	(52.5)	(35.4)
Loss on early extinguishment/modification of debt	—	(2.7)	(17.6)	(12.4)
Foreign exchange gain (loss) on financing activities, net	4.3	(6.4)	(10.9)	(8.0)
Other, net	—	0.1	—	0.1
Other expenses, net	(19.1)	(24.0)	(81.0)	(55.7)

Income from continuing operations before taxes	19.9	90.1	15.2	176.5
Income tax provision (benefit)	3.6	(117.1)	3.7	(94.9)
Income from continuing operations	16.3	207.2	11.5	271.4
Income from discontinued operations, net of tax	17.1	26.5	38.8	52.0
Net income	33.4	233.7	50.3	323.4
Net (income) loss attributable to noncontrolling interest	(1.1)	(8.8)	0.9	(22.7)
Net income attributable to Rockwood Holdings, Inc. shareholders	$32.3	$224.9	$51.2	$300.7

Amounts attributable to Rockwood Holdings, Inc.:
Income from continuing operations	$15.2	$198.4	$12.4	$248.7
Income from discontinued operations	17.1	26.5	38.8	52.0
Net income	$32.3	$224.9	$51.2	$300.7

Basic earnings per share attributable to Rockwood Holdings, Inc. shareholders:
Earnings from continuing operations	$0.20	$2.56	$0.16	$3.21
Earnings from discontinued operations	0.22	0.34	0.50	0.67
Basic earnings per share	$0.42	$2.90	$0.66	$3.88

Diluted earnings per share attributable to Rockwood Holdings, Inc. shareholders:
Earnings from continuing operations	$0.19	$2.48	$0.16	$3.11
Earnings from discontinued operations	0.22	0.33	0.48	0.65
Diluted earnings per share	$0.41	$2.81	$0.64	$3.76

Dividends declared per share of common stock	$0.40	$0.35	$0.80	$0.35

Weighted average number of basic shares outstanding	77,089	77,600	77,806	77,492
Weighted average number of diluted shares outstanding	78,746	80,011	79,461	79,994

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$321.7	$1,273.6
Accounts receivable, net	512.7	409.9
Inventories	686.4	737.8
Deferred income taxes	9.4	9.2
Prepaid expenses and other current assets	90.1	82.4
Assets of discontinued operations	819.1	806.8
Total current assets	2,439.4	3,319.7
Property, plant and equipment, net	1,422.5	1,411.4
Goodwill	603.9	610.5
Other intangible assets, net	327.5	353.7
Deferred financing costs, net	29.8	51.7
Deferred income taxes	216.4	210.2
Other assets	68.0	57.2
Total assets	$5,107.5	$6,014.4
LIABILITIES
Current liabilities:
Accounts payable	$229.7	$209.3
Income taxes payable	2.1	33.0
Accrued compensation	87.3	89.3
Accrued expenses and other current liabilities	141.3	136.3
Deferred income taxes	4.1	3.4
Long-term debt, current portion	42.8	553.1
Liabilities of discontinued operations	221.0	203.8
Total current liabilities	728.3	1,228.2
Long-term debt	2,177.9	2,197.1
Pension and related liabilities	486.2	497.1
Deferred income taxes	55.5	50.8
Other liabilities	113.7	119.0
Total liabilities	3,561.6	4,092.2
Restricted stock units	20.2	12.5
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 79,247 shares issued and 75,742 shares outstanding at June 30, 2013;
400,000 shares authorized, 78,560 shares issued and 78,466
shares outstanding at December 31, 2012)	0.8	0.8
Paid-in capital	1,243.7	1,243.1
Accumulated other comprehensive loss	(73.1)	(14.3)
Retained earnings	416.5	428.4
Treasury stock, at cost (3,505 shares and 94 shares, respectively)	(217.8)	(1.4)
Total Rockwood Holdings, Inc. stockholders’ equity	1,370.1	1,656.6
Noncontrolling interest	155.6	253.1
Total equity	1,525.7	1,909.7
Total liabilities and equity	$5,107.5	$6,014.4

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Six months ended
	June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$50.3	$323.4
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(38.8)	(52.0)
Depreciation and amortization	108.3	105.5
Deferred financing costs amortization	3.9	2.9
Loss on early extinguishment/modification of debt	17.6	12.4
Foreign exchange loss on financing activities, net	10.9	8.0
Fair value adjustment of derivatives	(0.9)	0.2
Bad debt provision	0.3	0.1
Stock-based compensation	6.6	5.8
Deferred income taxes	(4.5)	(133.1)
Asset write-downs and other	4.8	11.7
Excess tax benefits from stock-based payment arrangements	(2.4)	(1.4)
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(113.8)	(71.0)
Inventories	38.8	(97.9)
Prepaid expenses and other assets	(23.0)	(0.2)
Accounts payable	32.4	(9.8)
Income taxes payable	(35.6)	23.6
Accrued expenses and other liabilities	11.4	(44.3)
Net cash provided by operating activities of continuing operations	66.3	83.9
Net cash provided by operating activities of discontinued operations	67.9	62.7
Net cash provided by operating activities	134.2	146.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net (a)	(123.5)	(126.2)
Acquisitions	(3.6)	(0.8)
Proceeds on sale of assets	0.4	0.4
Net cash used in investing activities of continuing operations	(126.7)	(126.6)
Net cash used in investing activities of discontinued operations	(29.0)	(16.5)
Net cash used in investing activities	(155.7)	(143.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	5.2	6.0
Excess tax benefits from stock-based payment arrangements	2.4	1.4
Payments of long-term debt	(527.1)	(663.7)
Proceeds from long term debt	6.6	737.2
Deferred financing costs	—	(27.6)
Fees related to early extinguishment/modification of debt	(0.6)	(8.8)
Purchase of noncontrolling interest	(130.3)	—
Distributions to noncontrolling shareholders	(2.1)	(41.3)
Dividend distributions to shareholders	(61.9)	—
Share repurchases	(216.4)	—
Net cash (used in) provided by financing activities of continuing operations	(924.2)	3.2
Net cash used in financing activities of discontinued operations	(0.6)	(0.8)
Net cash (used in) provided by financing activities	(924.8)	2.4
Effect of exchange rate changes on cash and cash equivalents	(5.6)	16.0
Net (decrease) increase in cash and cash equivalents	(951.9)	21.9
Cash and cash equivalents, beginning of period	1,273.6	321.5
Cash and cash equivalents, end of period	$321.7	$343.4

Supplemental disclosures of cash flow information:
Interest paid	$54.6	$38.1
Income taxes paid, net of refunds	43.8	28.2
Non-cash investing activities:
Acquisition of capital equipment included in accounts payable	12.8	12.7

(a) Net of government grants of $1.5 million and $7.6 million for the six months ended June 30, 2013 and 2012, respectively.

Appendix Table A-1: Segment Net Sales and Adjusted EBITDA

	Three Months Ended				Constant	Constant Currency Basis
	June 30,		Total	Total	Currency	Net	Net
($ in millions)	2013	2012	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Net Sales:
Lithium	$125.7	$124.6	$1.1	0.9%	$(1.1)	$2.2	1.8%
Surface Treatment	191.2	183.8	7.4	4.0	0.2	7.2	3.9
Performance Additives	192.9	205.5	(12.6)	(6.1)	—	(12.6)	(6.1)
Titanium Dioxide Pigments	275.8	211.7	64.1	30.3	5.0	59.1	27.9
Corporate and other (b)	36.7	37.2	(0.5)	(1.3)	0.6	(1.1)	(3.0)
Net Sales	822.3	762.8	59.5	7.8	4.7	54.8	7.2
Discontinued operations - Advanced Ceramics	150.0	142.8	7.2	5.0	2.5	4.7	3.3
Net Sales (including discontinued operations)	$972.3	$905.6	$66.7	7.4%	$7.2	$59.5	6.6%

	Three Months Ended				Constant	Constant Currency Basis
	June 30,		Total	Total	Currency	Net	Net
($ in millions)	2013	2012	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Lithium	$49.0	$48.1	$0.9	1.9%	$0.5	$0.4	0.8%
Surface Treatment	43.4	39.0	4.4	11.3	0.2	4.2	10.8
Performance Additives	39.3	38.3	1.0	2.6	—	1.0	2.6
Titanium Dioxide Pigments	(9.5)	54.8	(64.3)	(117.3)	0.1	(64.4)	(117.5)
Corporate and other (b)	(6.1)	(6.8)	0.7	10.3	—	0.7	10.3
Adjusted EBITDA from continuing operations	116.1	173.4	(57.3)	(33.0)	0.8	(58.1)	(33.5)
Discontinued operations - Advanced Ceramics	49.6	47.7	1.9	4.0	0.9	1.0	2.1
Total Adjusted EBITDA	$165.7	$221.1	$(55.4)	(25.1)%	$1.7	$(57.1)	(25.8)%

	Six Months Ended				Constant	Constant Currency Basis
	June 30,		Total	Total	Currency	Net	Net
($ in millions)	2013	2012	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Net Sales:
Lithium	$244.2	$239.3	$4.9	2.0%	$(2.1)	$7.0	2.9%
Surface Treatment	375.7	372.4	3.3	0.9	(1.0)	4.3	1.2
Performance Additives	370.0	402.0	(32.0)	(8.0)	(0.2)	(31.8)	(7.9)
Titanium Dioxide Pigments	548.9	436.8	112.1	25.7	6.5	105.6	24.2
Corporate and other (b)	75.2	77.2	(2.0)	(2.6)	0.9	(2.9)	(3.8)
Net Sales	1,614.0	1,527.7	86.3	5.6	4.1	82.2	5.4
Discontinued operations - Advanced Ceramics	292.9	287.4	5.5	1.9	3.2	2.3	0.8
Net Sales (including discontinued operations)	$1,906.9	$1,815.1	$91.8	5.1%	$7.3	$84.5	4.7%

	Six Months Ended				Constant	Constant Currency Basis
	June 30,		Total	Total	Currency	Net	Net
($ in millions)	2013	2012	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Lithium	$95.9	$92.5	$3.4	3.7%	$0.6	$2.8	3.0%
Surface Treatment	82.9	78.7	4.2	5.3	0.1	4.1	5.2
Performance Additives	75.1	77.1	(2.0)	(2.6)	(0.1)	(1.9)	(2.5)
Titanium Dioxide Pigments	(0.9)	130.4	(131.3)	(100.7)	0.1	(131.4)	(100.8)
Corporate and other (b)	(15.2)	(16.7)	1.5	9.0	0.1	1.4	8.4
Adjusted EBITDA from continuing operations	237.8	362.0	(124.2)	(34.3)%	0.8	(125.0)	(34.5)%
Discontinued operations - Advanced Ceramics	96.1	94.0	2.1	2.2	1.2	0.9	1.0
Total Adjusted EBITDA	$333.9	$456.0	$(122.1)	(26.8)%	$2.0	$(124.1)	(27.2)%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. For the three months ended June 30, 2013 and 2012, the average rate of exchange of the Euro to the U.S. dollar is $1.31 and $1.28, respectively, and for the six months ended June 30, 2013 and 2012, the average rate of exchange of the Euro to the U.S. dollar is $1.31 and $1.30, respectively.

(b) Corporate and other includes the results of operations of the metal sulfides business, rubber/thermoplastics compounding business and the wafer reclaim business, as well as the costs of operating the Company’s corporate offices.

Appendix Table A-2: Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Three months ended June 30, 2013

Income (loss) from continuing operations before taxes	$29.2	$30.2	$21.7	$(28.4)
Interest expense, net	0.7	2.9	1.3	0.4
Depreciation and amortization	11.8	7.6	14.5	18.1
Restructuring and other severance costs	0.5	1.2	0.9	0.1
Systems/organization establishment expenses (income)	0.4	0.1	—	0.2
Acquisition and disposal costs	—	0.8	0.2	0.1
Asset write-downs and other	4.7	—	—	—
Foreign exchange loss (gain) on financing activities, net	1.7	0.6	0.3	—
Other	—	—	0.4	—
Adjusted EBITDA from continuing operations	49.0	43.4	39.3	(9.5)
Discontinued operations - Advanced Ceramics	—	—	—	—
Total Adjusted EBITDA	$49.0	$43.4	$39.3	$(9.5)

	Discontinued
	Operations -
	Advanced	Corporate and
($ in millions)	Ceramics	other	Consolidated
Three months ended June 30, 2013

Income (loss) from continuing operations before taxes	$—	$(32.8)	$19.9
Interest expense, net	—	18.1	23.4
Depreciation and amortization	—	2.4	54.4
Restructuring and other severance costs	—	—	2.7
Systems/organization establishment expenses (income)	—	—	0.7
Acquisition and disposal costs	—	12.4	13.5
Asset write-downs and other	—	—	4.7
Foreign exchange loss (gain) on financing activities, net	—	(6.9)	(4.3)
Other	—	0.7	1.1
Adjusted EBITDA from continuing operations	—	(6.1)	116.1
Discontinued operations - Advanced Ceramics	49.6	—	49.6
Total Adjusted EBITDA	$49.6	$(6.1)	$165.7

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Three months ended June 30, 2012

Income (loss) from continuing operations before taxes	$36.4	$23.7	$20.0	$29.6
Interest expense, net	0.9	3.6	1.8	3.6
Depreciation and amortization	10.8	7.9	14.7	17.0
Restructuring and other severance costs	0.8	1.2	1.6	—
Systems/organization establishment expenses	0.3	—	0.1	—
Acquisition and disposal costs	—	0.1	—	1.7
Loss on early extinguishment/modification of debt	—	—	—	2.7
Asset write-downs and other	—	0.1	0.1	—
Foreign exchange loss (gain) on financing activities, net	(1.2)	2.1	(0.1)	—
Other	0.1	0.3	0.1	0.2
Adjusted EBITDA from continuing operations	48.1	39.0	38.3	54.8
Discontinued operations - Advanced Ceramics	—	—	—	—
Total Adjusted EBITDA	$48.1	$39.0	$38.3	$54.8

	Discontinued
	Operations -
	Advanced	Corporate and
($ in millions)	Ceramics	other	Consolidated
Three months ended June 30, 2012

Income (loss) from continuing operations before taxes	$—	$(19.6)	$90.1
Interest expense, net	—	5.1	15.0
Depreciation and amortization	—	2.1	52.5
Restructuring and other severance costs	—	—	3.6
Systems/organization establishment expenses	—	—	0.4
Acquisition and disposal costs	—	0.2	2.0
Loss on early extinguishment/modification of debt	—	—	2.7
Asset write-downs and other	—	—	0.2
Foreign exchange loss (gain) on financing activities, net	—	5.6	6.4
Other	—	(0.2)	0.5
Adjusted EBITDA from continuing operations	—	(6.8)	173.4
Discontinued operations - Advanced Ceramics	47.7	—	47.7
Total Adjusted EBITDA	$47.7	$(6.8)	$221.1

Appendix Table A-3: Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Six months ended June 30, 2013

Income (loss) from continuing operations before taxes	$59.6	$57.4	$40.8	$(61.7)
Interest expense, net	1.4	5.9	2.7	6.3
Depreciation and amortization	22.9	15.5	28.9	36.3
Restructuring and other severance costs	4.4	3.4	1.5	0.4
Systems/organization establishment expenses	0.5	0.7	—	0.1
Acquisition and disposal costs	0.1	0.8	0.3	0.1
Loss on early extinguishment/modification of debt	—	—	—	17.6
Asset write-downs and other	4.7	—	0.1	—
Foreign exchange loss (gain) on financing activities, net	2.3	(1.3)	0.4	—
Other	—	0.5	0.4	—
Adjusted EBITDA from continuing operations	95.9	82.9	75.1	(0.9)
Discontinued operations - Advanced Ceramics	—	—	—	—
Total Adjusted EBITDA	$95.9	$82.9	$75.1	$(0.9)

	Discontinued
	Operations -
	Advanced	Corporate and
($ in millions)	Ceramics	other	Consolidated
Six months ended June 30, 2013

Income (loss) from continuing operations before taxes	$—	$(80.9)	$15.2
Interest expense, net	—	36.2	52.5
Depreciation and amortization	—	4.7	108.3
Restructuring and other severance costs	—	—	9.7
Systems/organization establishment expenses	—	—	1.3
Acquisition and disposal costs	—	14.7	16.0
Loss on early extinguishment/modification of debt	—	—	17.6
Asset write-downs and other	—	—	4.8
Foreign exchange loss (gain) on financing activities, net	—	9.5	10.9
Other	—	0.6	1.5
Adjusted EBITDA from continuing operations	—	(15.2)	237.8
Discontinued operations - Advanced Ceramics	96.1	—	96.1
Total Adjusted EBITDA	$96.1	$(15.2)	$333.9

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Six months ended June 30, 2012

Income (loss) from continuing operations before taxes	$52.4	$46.4	$38.5	$83.2
Interest expense, net	1.9	8.8	4.0	5.5
Depreciation and amortization	21.5	15.8	29.8	34.3
Restructuring and other severance costs	12.1	2.0	3.6	—
Systems/organization establishment expenses	0.3	—	0.2	1.5
Acquisition and disposal costs	—	0.1	—	1.7
Loss on early extinguishment/modification of debt	2.2	3.0	0.9	2.7
Asset write-downs and other	—	0.1	0.1	—
Foreign exchange (gain) loss on financing activities, net	2.0	2.1	(0.1)	—
Other	0.1	0.4	0.1	1.5
Adjusted EBITDA from continuing operations	92.5	78.7	77.1	130.4
Discontinued operations - Advanced Ceramics	—	—	—	—
Total Adjusted EBITDA	$92.5	$78.7	$77.1	$130.4

	Discontinued
	Operations -
	Advanced	Corporate and
($ in millions)	Ceramics	other	Consolidated
Six months ended June 30, 2012

Income (loss) from continuing operations before taxes	$—	$(44.0)	$176.5
Interest expense, net	—	15.2	35.4
Depreciation and amortization	—	4.1	105.5
Restructuring and other severance costs	—	0.1	17.8
Systems/organization establishment expenses	—	—	2.0
Acquisition and disposal costs	—	0.2	2.0
Loss on early extinguishment/modification of debt	—	3.6	12.4
Asset write-downs and other	—	—	0.2
Foreign exchange (gain) loss on financing activities, net	—	4.0	8.0
Other	—	0.1	2.2
Adjusted EBITDA from continuing operations	—	(16.7)	362.0
Discontinued operations - Advanced Ceramics	94.0	—	94.0
Total Adjusted EBITDA	$94.0	(16.7)	$456.0

Appendix Table A-4: Consolidated Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in millions)	2013	2012	2013	2012
Net income attributable to Rockwood Holdings, Inc. shareholders	$32.3	$224.9	$51.2	$300.7
Net income (loss) attributable to noncontrolling interest	1.1	8.8	(0.9)	22.7
Net income	33.4	233.7	50.3	323.4
Income from discontinued operations, net of tax	(17.1)	(26.5)	(38.8)	(52.0)
Income tax provision (benefit)	3.6	(117.1)	3.7	(94.9)
Income from continuing operations before taxes	19.9	90.1	15.2	176.5
Interest expense, net	23.4	15.0	52.5	35.4
Depreciation and amortization	54.4	52.5	108.3	105.5
Restructuring and other severance costs	2.7	3.6	9.7	17.8
Systems/organization establishment expenses	0.7	0.4	1.3	2.0
Acquisition and disposal costs	13.5	2.0	16.0	2.0
Loss on early extinguishment/modification of debt	––	2.7	17.6	12.4
Asset write-downs and other	4.7	0.2	4.8	0.2
Foreign exchange (gain) loss on financing activities, net	(4.3)	6.4	10.9	8.0
Other	1.1	0.5	1.5	2.2
Adjusted EBITDA from continuing operations	116.1	173.4	237.8	362.0
Discontinued operations - Advanced Ceramics	49.6	47.7	96.1	94.0
Total Adjusted EBITDA	$165.7	$221.1	$333.9	$456.0

Appendix Table A-5: Reconciliation of Net Cash Provided by Operating Activities of Continuing Operations to Adjusted EBITDA

	Six months ended
	June 30,
($ in millions)	2013	2012
Net cash provided by operating activities of continuing operations	$66.3	$83.9
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions	80.8	183.5
Current portion of income tax provision	8.2	38.2
Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives	49.5	32.3
Restructuring and other severance costs	9.7	17.8
Systems/organization establishment expenses	1.3	2.0
Acquisition and disposal costs	16.0	2.0
Bad debt provision	(0.3)	(0.1)
Asset write-downs and other	4.8	0.2
Other	1.5	2.2
Total Adjusted EBITDA from continuing operations	237.8	362.0
Discontinued operations - Advanced Ceramics	96.1	94.0
Total Adjusted EBITDA	$333.9	$456.0

Appendix Table A-6: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three months ended		Six months ended
	June 30,		June 30,
($ in millions)	2013	2012	2013	2012
Net cash provided by operating activities	$85.4	$100.9	$134.2	$146.6
Capital expenditures, net of government grants received	(85.0)	(69.8)	(152.6)	(144.0)
Acquisition and disposal costs	11.1	2.3	12.7	4.2
Restructuring charges	6.4	4.2	12.1	8.0
Interest rate swap termination payment	—	—	3.7	—
Excess tax benefit from stock-based payment arrangements	1.0	0.7	2.4	1.4
Other (a)	0.9	0.7	1.8	2.2
Free Cash Flow	$19.8	$39.0	$14.3	$18.4

(a)  Represents the cash impact of adjustments made to EBITDA under our senior secured credit agreement.

Appendix Table A-7: Capital Expenditures by Segment

	Three months ended		Six months ended
	June 30,		June 30,
($ in millions)	2013	2012	2013	2012
Lithium	$38.1	$19.1	$72.6	$44.5
Surface Treatment	4.4	9.2	8.8	19.0
Performance Additives	7.3	8.5	13.5	19.2
Titanium Dioxide Pigments	13.7	21.2	27.0	37.7
Corporate and other	1.2	3.4	1.6	5.8
Capital expenditures, net	64.7	61.4	123.5	126.2
Discontinued Operations - Advanced Ceramics	20.3	8.4	29.1	17.8
Captial expenditures, net (including discontinued operations)	$85.0	$69.8	$152.6	$144.0

Appendix Table A-8: Consolidated Reconciliation of Net Income/Diluted Earnings Per Share as Reported to Net Income/Diluted Earnings Per Share as Adjusted

	Three Months Ended		Three Months Ended
	June 30, 2013		June 30, 2012
($ in millions, except per share amounts; shares in thousands)	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$32.3	$0.41	$224.9	$2.81

Adjustments from discontinued operations - Advanced Ceramics:
Acquisition and disposal costs	9.1	0.12	—	—
Other	0.7	—	0.2	—
Total adjustments from discontinued operations	9.8	0.12	0.2	—

Adjustments from continuing operations:
Acquisition and disposal costs	11.5	0.15	1.2	0.02
Asset write-downs and other	3.0	0.04	0.1	—
Restructuring and other severance costs	2.5	0.03	4.3	0.06
Foreign exchange (gain) loss on financing activities, net	(2.5)	(0.03)	5.8	0.07
Systems/organization establishment expenses	0.5	—	0.3	0.01
Valuation allowance reversal	—	—	(139.0)	(1.74)
Loss on early extinguishment/modification of debt	—	—	1.1	0.01
Other	0.7	0.01	0.2	—
Total adjustments from continuing operations	15.7	0.20	(126.0)	(1.57)

Total adjustments (a)	25.5	0.32	(125.8)	(1.57)

As adjusted	$57.8	$0.73	$99.1	$1.24

Weighted average number of diluted shares outstanding		78,746		80,011

(a) The tax effects of the adjustments are benefits of $5.6 million and $141.5 million for the three months ended June  30, 2013 and 2012, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Appendix Table A-9: Consolidated Reconciliation of Net Income/Diluted Earnings Per Share as Reported to Net Income/Diluted Earnings Per Share as Adjusted

	Six Months Ended		Six Months Ended
	June 30, 2013		June 30, 2012
($ in millions, except per share amounts; shares in thousands)	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$51.2	$0.64	$300.7	$3.76

Adjustments from discontinued operations - Advanced Ceramics:
Acquisition and disposal costs	12.0	0.15	—	—
Other	0.7	0.01	—	—
Total adjustments from discontinued operations	12.7	0.16	—	—

Adjustments from continuing operations:
Acquisition and disposal costs	14.0	0.18	1.2	0.01
Loss on early extinguishment/modification of debt	12.1	0.15	9.0	0.11
Restructuring and other severance costs	7.7	0.10	16.5	0.21
Asset write-downs and other	3.0	0.04	0.1	—
Valuation allowance reversal	—	—	(139.0)	(1.74)
Foreign exchange loss on financing activities, net	7.7	0.10	7.0	0.09
Impact of tax related items	2.3	0.02	—	—
Systems/organization establishment expenses	0.8	0.01	0.8	0.01
Other	0.7	0.01	1.4	0.02
Total adjustments from continuing operations	48.3	0.61	(103.0)	(1.29)

Total adjustments (a)	61.0	0.77	(103.0)	(1.29)

As adjusted	$112.2	$1.41	$197.7	$2.47

Weighted average number of diluted shares outstanding		79,461		79,994

(a) The tax effects of the adjustments are benefits of $18.0 million and $147.4 million for the six months ended June 30, 2013 and 2012, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Appendix Table A-10: Reconciliation of Segment Net Sales, Adjusted EBITDA and Adjusted EBITDA Margin from Continuing Operations Excluding Titanium Dioxide Pigments

	Three Months Ended June 30, 2013			Six Months Ended June 30, 2013
		Adjusted			Adjusted
($ in millions)	Net sales	EBITDA	% of sales	Net sales	EBITDA	% of sales
Lithium	$125.7	$49.0	39.0%	$244.2	$95.9	39.3%
Surface Treatment	191.2	43.4	22.7	375.7	82.9	22.1
Performance Additives	192.9	39.3	20.4	370.0	75.1	20.3
Corporate and other	36.7	(6.1)		75.2	(15.2)
Rockwood excluding Titanium Dioxide Pigments	546.5	125.6	23.0	1,065.1	238.7	22.4
Titanium Dioxide Pigments	275.8	(9.5)	(3.4)	548.9	(0.9)	(0.2)
Total Rockwood	$822.3	$116.1	14.1%	$1,614.0	$237.8	14.7%

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